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                                                                    EXHIBIT 23.1


Ford Motor Company
The American Road
Dearborn, Michigan

                      Consent of PricewaterhouseCoopers LLP

Re:      Ford Motor Company Registration Statement on Form S-3

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ford Motor Company (the "Company") filed pursuant to Rule 462(b) of the Securities Act of 1933, which Registration Statement incorporates by reference Registration Statement 333-67211, of our reports dated January 21, 1999 and January 26, 1998 relating to the financial statements and financial statement schedules, which appear in the Company's Annual Report Form 10-K for the fiscal year ended December 31, 1998 and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. We also are aware of the incorporation by reference of our letter of awareness filed as
Exhibit 15 to Registration Statement 333-67211 and are aware that our reports accompanying the unaudited interim financial information of Ford Motor Company and Subsidiaries for the periods ended March 31, 1999 are incorporated by reference in this Registration Statement.






/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

400 Renaissance Center
Detroit, Michigan  48243
July 9, 1999